BellSouth, SBC Create Nation's 2nd Largest Wireless Company with $10.2 Billion in Revenues

New National Wireless Company to Serve 40 of Top 50 U.S. Markets, Accelerate Wireless Data Offerings

For Immediate Release:                                            April 5, 2000

ATLANTA, GA and SAN ANTONIO, TX -- BellSouth Corporation (NYSE:BLS) and SBC Communications Inc. (NYSE:SBC) today announced they will combine their U.S. wireless operations, creating a powerful new wireless company to compete nationwide in the exploding wireless voice and data businesses. The new company will be the second largest wireless carrier in the United States, serving 16.2 million subscribers and reaching 175 million potential customers from coast to coast with the most robust set of services in the wireless industry. Both companies will share joint and equal control of the combined entity.

The joint venture will allow SBC and BellSouth to achieve the scale and scope to compete aggressively nationwide, offering customers everything from wireless Internet access and interactive messaging, to attractive national rate plans and bundles of other services. In addition, the joint venture will pursue opportunities to grow the business through further expansion of its national wireless network. The new wireless company will have several significant competitive advantages:

- Immediate reach into 19 of the nation's top 20 markets and 40 of the top 50, reaching 70% of the U.S. population. The new company's interactive wireless reach will be nearly universal across the United States.

- Innovative data offerings, including BellSouth's leading wireless data applications such as the RIM 950 interactive pagers and Palm VII TM PDAs. America Online plans to deliver wireless AOL applications via the BellSouth Intelligent Wireless Networksm.

- Distribution channels with more than 15,000 points of customer contact, backed by the two companies' marketing prowess. The joint venture will also take advantage of new distribution opportunities with national partners.

- Compatible technologies (both companies use TDMA and GSM digital technologies) providing consistent, reliable service across the United States, which will soon allow customers to use their phones nearly anywhere in the world.

- Leadership in wireless market share, built on a record of superior customer service and network reliability by both companies.

- Financially strong wireless operations, with double-digit revenue and subscriber growth rates, and industry leading margins.

"We are combining two of the best wireless operations in the country into a stronger, bigger, more capable national competitor," said Edward E. Whitacre Jr., SBC Communications Chairman and CEO. "Our customers will soon have a more powerful wireless provider, capable of quickly rolling out state-of-the-art data services, and we will create value for our investors." "This is an exciting day for BellSouth and SBC. Together, we have formed the nation's premiere provider of wireless voice and data services, on a shared platform for substantial future growth," said Duane Ackerman, BellSouth Chairman and CEO. "With this new company, BellSouth's and SBC's investors will achieve appropriate value recognition of our wireless assets, unlocking significant shareholder value."

Analysts predict wireless penetration in the U.S. will reach 70 to 80% within 10 years, up from 30% today, driven by demand for wireless data and Internet services, increasingly competitive pricing and broader national coverage. SBC and BellSouth have executed agreements to ensure their continued ability to offer customers bundles of services that include wireless. There will also be agreements through which the joint venture can sell telephone services of the parent companies, including, for example, DSL, Internet access or features like Caller ID.

According to both chairmen, growth for the new venture will be fueled by competing successfully for more high-end customers who are interested in wireless data and Internet services and from broader national coverage. The joint venture will be capable of making acquisitions, and bidding on new or re-auctioned wireless frequencies, using its own capital structure, potentially allowing it to issue debt and stock to the public to generate additional cash to fuel its national expansion and product development efforts. "It's a smart, strategic solution for SBC and BellSouth," said Whitacre. The joint venture will be a separate company with control shared by both SBC and BellSouth. Ownership in the new company will be 60% for SBC and 40% for BellSouth, based on the value of the assets both are contributing to the venture. Earnings for the new company will flow back proportionately to SBC and BellSouth. Both project that the transaction will not have a negative impact on their respective earnings.

"SBC and BellSouth have known each other for years, and we've structured this company to succeed," Ackerman said. "We've made the same decisions on technology. We share the same values, and dedication to customers. Together, we will be a competitive force in the U.S. wireless market."

The new wireless company will be managed independently from both parents, with a four-seat Board of Directors (two seats from each company). The name of the new company, its headquarters location and its chief executive officer will be announced soon. The companies are currently conducting an internal and external search for the new CEO. Combining SBC's and BellSouth's wireless units will not affect or impede either company's ability to compete against each other for a host of other services.

"We've made a commitment to enter and compete in 30 new markets around the nation, including many of BellSouth's markets. We're going to keep that commitment," said Whitacre. "While we're now partners in wireless, we'll continue to be competitors in every other area of our business."

"The new company allows BellSouth to create an even broader array of competitive wireless offerings, giving customers what they want, when they want it," said Ackerman.

The transaction requires the approval of the Federal Communications Commission and the European Union, and the review of the U.S. Department of Justice. Divestitures of some overlapping properties will be required. The companies expect to close the transaction by the end of the fourth quarter of this year.

BellSouth was advised by Lehman Brothers. SBC was advised by Lazard and Salomon Smith Barney. To view additional materials relating to this announcement, visit the www.bellsouth.com/investor or www.sbc.com websites.


SAFE HARBOR STATEMENT: Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in SBC's and BellSouth's respective filings with the Securities and Exchange Commission. SBC and BellSouth disclaim any obligation to update or revise statements contained in this news release based on new information or otherwise.

BellSouth is a $25 billion communications services company. It provides telecommunications, wireless communications, cable and digital TV, directory advertising and publishing, and Internet and data services to nearly 37 million customers in 18 countries worldwide.

SBC Communications Inc. (www.sbc.com) is a global communications leader. Through its subsidiaries' trusted brands - Southwestern Bell, Ameritech, Pacific Bell, SBC Telecom, Nevada Bell, SNET and Cellular One - and world-class network, SBC's subsidiaries provide local and long-distance phone service, wireless and data communications, paging, high-speed Internet access and messaging, cable and satellite television, security services and telecommunications equipment, as well as directory advertising and publishing. In the United States, the company currently has 90.4 million voice grade equivalent lines, 11.2 million wireless customers and is undertaking a national expansion program that will bring SBC service to an additional 30 markets. Internationally, SBC has telecommunications investments in 23 countries. With more than 204,000 employees, SBC is the 13th largest employer in the U.S., with annual revenues that rank it among the largest Fortune 500 companies.

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